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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated February 11, 2003 with respect to the consolidated balance sheets of Nastech Pharmaceutical Company Inc. as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2002, incorporated by reference in this Registration Statement on Form S-3 and to the reference to our firm under the heading "Experts" in such Registration Statement.

/s/KPMG LLP

Seattle, Washington
December 17, 2003